UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2023

Nogin, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40682	86-1370703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Flight Way STE 400, Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

(949) 222-0209

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NOGN	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock	NOGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 4, 2023, Nogin, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain investors (the “Investors”), pursuant to which the Company agreed to sell, issue, and deliver to Investors, in a registered public offering (the “Offering”) (i) 7,333,334 shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share (each a “Share” and collectively the “Shares”), and (ii) warrants to purchase 7,333,334 shares of Common Stock (the “Common Warrants”). Under the terms of the Purchase Agreements, the Company agreed to sell its Common Stock and accompanying Common Warrants at a combined offering price of $3.00 per Share and accompanying Common Warrant.

A.G.P./Alliance Global Partners acted as the lead placement agent and Maxim Group LLC acted as the co-placement agent (collectively, the “Placement Agents”) on a “reasonable best efforts” basis in connection with the Offering. The Shares and Common Warrants sold and the Shares issuable upon the exercise of the Common Warrants are being offered and sold under the Company’s Registration Statement on Form S-1, as amended (File No. 333-269765), initially filed by the Company with the Securities and Exchange Commission (“SEC”) on February 14, 2023 and declared effective on April 3, 2023.

Each Purchase Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company. In addition, under the Purchase Agreements, for a period of ninety (90) days from the closing date of the Offering, the Company (and its subsidiaries) agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s Common Stock or common stock equivalents (other than certain exempt issuances); or (ii) to file any registration statement or amendment or supplement thereto, other than the prospectus supplements or filing a registration statement on Form S-8 in connection with an employee benefit plan of the Company. Furthermore, for a period of six (6) months from the closing date of the Offering, the Company (and its subsidiaries) shall be prohibited from effecting or entering into certain agreements for the issuance of Common Stock or common stock equivalents (or a combination thereof) involving a Variable Rate Transaction, as defined in the Purchase Agreements.

The closing of the Offering is expected to occur on April 6, 2023, subject to satisfaction of customary closing conditions set forth in the Purchase Agreements. The Company is expected to receive gross proceeds of approximately $22.0 million in connection with the Offering before deducting Placement Agent fees and other offering expenses. The Company intends to use the net proceeds from the Offering to repurchase promissory notes from holders of its convertible notes pursuant to such holder’s put options, and for general corporate purposes, which may include, but is not limited to, working capital and capital expenditures.

The Company also entered into a Placement Agency Agreement, dated April 4, 2023, by and between the Company and the Placement Agents (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agents will receive a cash fee equal to 8.0% of the aggregate purchase price paid by investors in this offering; provided, however, that the Placement Agents will receive a cash fee equal to 4.0% of the aggregate purchase price paid by certain affiliate purchasers, a cash fee equal to 8.0% of the aggregate purchase price paid by any of the holders of the Company’s convertible notes in excess of the aggregate principal amount of such holder’s promissory note dated March 26, 2023 (the “Promissory Notes”), no cash fee on the amount of the aggregate purchase price received in the Offering from holders of the Company’s convertible notes up to the aggregate principal amount of such holder’s Promissory Note, a non-accountable expense allowance of $25,000 and accountable expenses of up to $100,000 related to the legal fees.

The foregoing summaries of the Common Warrants, Purchase Agreements and Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release announcing this matter is filed as Exhibit 99.1 to this Report, and is incorporated by reference into this Item 7.01.

The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statement and Exhibits.

(d)    Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

4.1	Form of Common Warrant.

10.1	Form of Purchase Agreement.

10.2	Placement Agency Agreement, dated as of April 4, 2023, by and among Nogin, Inc. and A.G.P./Alliance Global.

99.1	Press release dated April 4, 2023.

104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nogin, Inc.

Date: April 4, 2023	By:	/s/ Jonathan S. Huberman
	Name:	Jonathan S. Huberman
	Title:	Chief Executive Officer, President and Chairman of the Board

4